UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2017

CYBRDI, INC.
(Name of Small Business Issuer in its Charter)

California	95-2461404
(State or Jurisdiction of Incorporation or	(I.R.S. Employer Identification No.)
Organization)

29 Chang’an South Road, Yanta District
Xi’an City, Shaanxi Province, China 710061
 (Address of principal executive offices)

+86 029-88103388
(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2019. Specifically, Item1.01 has been reproduced in this Amendment with information to clarify the described transaction.

Item 1.01	Entry into a Material Definitive Agreement

On July 19, 2017, Cybrdi. Inc. (the “Company”) entered into a share transfer agreement (the “Agreement”) with Xi’an Alena Biotechnology Co., Ltd (the “Purchaser”). Neither the Company nor its affiliates have any material relationship with the Purchaser other than with respect to the Agreement.

Pursuant to the Agreement, the Company agreed to sell its 80% equity interest in Shaanxi Chaoying Biotechnology Co., Ltd for a consideration of 25.6 million RMB (approximately $3.8 million). The closing for the sale of the shares occurred in October 2017.

Item 9.01	Exhibits

No.	Description

10.1	Share Transfer Agreement between Cybrdi. Inc. and Xi’an Alena Biotechnology Co., Ltd dated as of July 19, 2017

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019

CYBRDI, INC.

By:	/s/ Yanbiao Bai
Name: Yanbiao Bai
Title: Chief Executive Officer